Exhibit 10(h)(vii)

IDACORP, Inc.

RESTRICTED STOCK PLAN

[DATES] PERIOD OF RESTRICTION

PERFORMANCE STOCK AGREEMENT

(performance vesting)

[Date]

[Name]
[Address]

In accordance with the terms of the IDACORP, Inc. Restricted Stock Plan (the "Plan"), pursuant to action of the Compensation Committee (the "Committee") of the Board of Directors, IDACORP, Inc. (the "Company") hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Performance Stock Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of restricted shares of Company common stock (the "Restricted Stock"), as set forth below:

Date of Grant:	__________, 200__
Number of Shares of Restricted Stock:
Restricted Period:	__________ through ________________
Performance Goal:	Cumulative earnings per share ("CEPS") for the calendar years ________, ________ and ________ as reported on the audited financial statements of the Company.
Vesting Schedule:	If CEPS are less than $____, no Shares shall vest;

If CEPS are at least $____, ______ Shares shall vest plus an additional _______ Shares for every one cent increase in CEPS over $____ up to but not including $____ in CEPS;

If CEPS are $____, all Shares granted shall vest; and if CEPS are over $____, all Shares granted shall vest and an additional grant of ________ Shares for every one cent increase in CEPS up to and including $_____ in CEPS shall be made, without restrictions as to vesting.

Vesting of Shares of Restricted Stock pursuant to the foregoing schedule shall occur on _________ (the "Vesting Date").

THESE SHARES OF RESTRICTED STOCK ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A AND THE PLAN.

[The Participant, in consideration of this grant of Restricted Stock, by affixing his signature hereto, specifically waives any rights he may have under Section 3.2, Change in Control, of the Plan, as it was in effect prior to July 20, 2006, and hereby consents to use of the definition of Change in Control as amended on July 20, 2006, in connection with any prior grants made pursuant to the Plan and still outstanding on the date hereto.]

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Performance Stock Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with the Plan, the Plan will govern.  The Participant hereby acknowledges receipt of a copy of this Performance Stock Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

IDACORP, Inc.

By:______________________________

Agreed:

___________________________

Attachment:  Annex A

ANNEX A

TO

IDACORP, INC. RESTRICTED STOCK PLAN

PERFORMANCE STOCK AGREEMENT

            It is understood and agreed that the Award of Restricted Stock evidenced by the Performance Stock Agreement to which this is annexed is subject to the following additional terms and conditions:

1.         Forfeiture and Transfer Restrictions.

A.        Forfeiture Restrictions.  Except as provided otherwise in Section 2 of this Annex A, if the Participant's employment is terminated during the Restricted Period, the Shares of Restricted Stock subject to this Award shall be forfeited as of the date of termination.

B.         Transfer Restrictions.  The Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Restricted Period.

2.         Termination of Employment.  If the Participant's employment is terminated during the Restricted Period (i) due to the Participant's death or disability or (ii) with the approval of the Committee due to the Participant's retirement, the Restricted Stock shall vest, if at all, on _____ in accordance with the provisions set forth under "Vesting Schedule," but with respect to a prorated number of Shares of Restricted Stock determined by multiplying the total number of Shares subject to this Award that would vest times a fraction, the numerator of which is the number of whole months having elapsed during the Restricted Period as of the date of such termination of employment and the denominator of which is the total number of whole months in the Restricted Period.  For purposes of this Section 2, determination of whether a Participant's employment is terminated due to the Participant's retirement shall be made in the sole discretion of the Committee and the Committee's determination shall be final.

3.         Vesting of Restricted Stock.  Except as provided otherwise in Section 3.2 of the Plan and Sections 1 or 2 of this Annex A, the Restricted Stock shall vest, if at all, in accordance with the Vesting Schedule set forth in the Performance Stock Agreement.  Any Shares that do not vest shall be forfeited.

A-1

4.         Voting Rights, Dividends and Custody.  The Participant shall be entitled to vote and receive regular cash dividends paid with respect to the Shares subject to this Award during the Restricted Period; provided, however, that in no event shall the Participant vote or receive dividends paid with respect to any forfeited Shares on or after the date of forfeiture.  The Shares subject to this Award shall be registered in the name of the Participant and held in the Company's custody during the Restricted Period.

5.         Tax Withholding.  The Company may make such provisions as are necessary for the withholding of all applicable taxes on the Restricted Stock, in accordance with Section 5.3 of the Plan.  With respect to the minimum statutory tax withholding required with respect to the Restricted Stock, the Participant may elect to satisfy such withholding requirement by having the Company withhold Shares from this Award.

6.         Ratification of Actions.  By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by IDACORP, Inc.

7.         Notices.  Any notice hereunder to IDACORP, Inc. shall be addressed to its office at 1221 West Idaho Street, Boise, Idaho 83702; Attention: Manager of Compensation, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Performance Stock Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

8.         Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

9.         Governing Law and Severability.  To the extent not preempted by Federal law, the Performance Stock Agreement will be governed by and construed in accordance with the laws of the State of Idaho, without regard to conflicts of law provisions.  In the event any provision of the Performance Stock Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Performance Stock Agreement, and the Performance Stock Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

A-2